THE KAUFMANN FUND, INC.

                              AGREEMENT PURSUANT TO
                              PLAN OF DISTRIBUTION

     The Kaufmann Fund, Inc. (the "Fund"), a Maryland corporation, is registered with the United States Securities and Exchange Commission as an open-end, diversified, management investment company under the Investment Company Act of 1940 and its securities are registered under the Securities Act of 1933. Its shares are also registered or qualified for sale in each of the United States, the District of Columbia and the Commonwealth of Puerto Rico. The Fund acts as the distributor of its own shares pursuant to a Rule 12b-1 Distribution Plan which authorizes the financing of services which are primarily intended to result in the sale of the Fund's shares including the compensation of persons engaged in the offer and sale of the Fund's shares and/or administering the accounts of and providing information to shareholders. The Fund is also authorized to pay a service fee for personal service and the maintenance of shareholder accounts.

     ("           ") is a broker-dealer  in securities and is registered as such with the United States Securities and Exchange Commission and is a member of the
National  Association  of  Securities  Dealers,  Inc.                  agrees to
maintain such  membership in good standing.                      wishes to offer
and sell the shares of the Fund.

     The Fund  agrees to sell to              shares of its  common  stock  (the
"Shares"), subject to any limitations imposed by the Fund and to confirmation by the Fund in each instance of such sales. Securities thus purchased shall be only
(1) for the purpose of covering purchase orders  previously  received or (2) for own investment.

     By your acceptance hereof, you agree to all of the following terms and conditions:

     1. Offering Price and Fees. The public offering price at which the Shares will be sold to you is the net asset value thereof, as computed from time to time. You will be furnished, upon request, with the public offering price of the Shares computed as described in the then current prospectus of the Fund. Your attention is directed to the fact that each sale is made subject to confirmation by the Fund at the public offering price next computed after receipt and acceptance of the order by the Fund. As compensation you shall receive a distribution fee as set forth on Schedule A attached.

     2. Manner of Offering, Selling and Purchasing Shares. The Fund has delivered to you a copy of the Fund's current prospectus and will provide you with such number of copies of the Fund's prospectus, statement of additional information,

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

shareholder reports and of supplementary sales materials prepared by, or on behalf of, the Fund as you may reasonably request. Shares will be offered and sold only in accordance with the terms and conditions of the current prospectus and statement of additional information of the Fund. Neither you nor any other person is authorized to give any information or to make any representation, whether written or oral, other than information and representations contained in the prospectus, statement of additional information, shareholder reports or in supplementary sales materials. You agree that you will not use any other offering materials for the Fund without the Fund's written consent.

     You  will  distribute   prospectuses  and  reports  to  your  customers  in
accordance with applicable requirements, except to the extent that we expressly undertake to do so on your behalf.

     You hereby agree (i) to be responsible for the proper instruction and training of all sales personnel that you employ; (ii) to exercise your best efforts to find purchasers for the Shares of the Fund and to place Shares sold by you on an investment basis; (iii) to furnish to each person to whom any sale is made a copy of the then current prospectus of the Fund; (iv) to transmit to the Fund promptly, upon receipt, any and all orders received by you; and (v) not to withhold placing customers' orders with the Fund in order thereby to make a profit for yourself.

     You also agree to pay to the Fund the offering price, within three (3) business days after the date of the Fund's acceptance of your order, or such shorter time as may be required by law. All orders must be accompanied by payment in U.S. dollars. Checks issued in payment of orders must be drawn on a U.S. bank. If such payment is not received within said time period, the Fund reserves the right, without prior notice, to cancel the sale and to redeem the Shares. In the latter case the Fund shall have the right to hold you responsible for any loss resulting to the Fund. Should payment be made by check, a request for liquidation of Shares may be delayed pending clearance of the check. You shall make all sales subject to the Fund's confirmation. You also agree to issue confirmations promptly for all accepted purchase orders for accounts held in street name. All orders are subject to acceptance or rejection by the Fund, in its sole discretion. The procedure stated herein relating to the pricing and handling of orders shall be subject to instructions which may be forwarded to you, from time to time.

     You agree to maintain records of all sales and redemptions of Shares made through you and to furnish us with copies of such records on request.

     We will not accept from you any conditional orders for Shares of the Fund. Delivery of certificates for Shares purchased shall be made by the Fund only against receipt of the purchase price. No certificates will be issued unless specifically requested.

     In connection with orders, by mail, order or wire, for the purchase of Shares on behalf of an Individual Retirement Account, Self- Employed Retirement Plan or other retirement account, you shall act as agent for the custodian or trustee of such plans.

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

(solely with respect to the time of receipt of the application and payment) and shall not place such order until you have received from your customer payment for such purchase and, if such purchase represents the first contribution to such a plan, the completed documents necessary to establish the plan. You agree to indemnify us as applicable for any claim, loss, or liability resulting from incorrect investment instructions which cause a tax liability or other tax penalty.

     It is the Fund's policy to market its shares to investors and not to purchasers whose investment policy is to time the market or who are short term investors. The Fund asks that you keep this policy in mind in marketing its shares. Additionally, you agree to notify Ms. Olga Mendez at the Fund of any purchase or redemption order in an amount of $250,000 or more immediately upon receipt of such an order.

     3. Fund's Relationship with You. Under this Agreement, you shall be acting as principal and nothing herein shall be construed to constitute you or any of your agents, employees or representatives as an agent, partner or employee of the Fund. To the extent that you are involved in any of your customer's purchase of Shares of the Fund, such involvement will be as agent of such customer only. The Fund shall have full authority to take such action, as it may deem advisable, in respect of all matters pertaining to the distribution of its Shares. The Fund shall not be under any obligation to you, except for obligations expressly assumed by the Fund in this Agreement or for liability arising as a result of the Fund's lack of good faith.

     4. Redemptions within Seven Days. If any Shares purchased are redeemed by the Fund or are tendered for redemption within seven business days after confirmation by the Fund of the original purchase order for such Shares, the value of the Shares redeemed will not be taken into consideration in calculating the amount of the distribution fee to which you are entitled. Notice will be given to you of any such redemption within ten days of the date on which the redemption request is received and, if applicable, Share certificates are received by the Fund.

     If, upon a redemption that is instituted by you, instructions received are not in proper form (including the receipt of outstanding share certificates) within the time customary, the redemption may be canceled by us without liability on our part or the part of the Fund. At our option, we may buy the Fund Shares and hold you responsible for any loss to the Fund or ourselves resulting from your failure to complete the redemption satisfactorily.

     5. Compliance with Law. You hereby represent that you are licensed and qualified as a broker-dealer or otherwise authorized to offer and sell the Shares under the laws of each jurisdiction in which the Shares will be offered and sold by you.

     You agree that in the selling Shares you will comply with all laws, rules and regulations applicable to underwriters and dealers in the securities of open-end investment companies, including the applicable provisions of the Securities Act of 1933, the

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

applicable rules and regulations of the National Association of Securities Dealers, Inc., in particular Section 26 of Article III of the Association's Rules of Fair Practice, and the applicable rules and regulations of any jurisdiction in which you sell, directly or indirectly, any Shares. You agree not to offer for sale or sell the Shares in any jurisdiction in which the Shares are not qualified for sale or in which you are not qualified as a broker-dealer.

     We shall have no responsibility for the qualification of, manner of sale, or status of persons selling Shares of the Fund under the laws regulating the sale of securities in any jurisdiction. If it is necessary to register or qualify the Shares in any foreign jurisdictions in which you intend to offer the Shares, it will be your responsibility to arrange for and to pay the costs of such registration or qualification. Prior to any such registration or qualification, you will notify us of your intent and of any limitations that might be imposed on the Fund and you agree not to proceed with such registration or qualification without the written consent of the Fund.

     6. Indemnification. You shall indemnify, defend and protect the Fund and each director, officer, employee and agent of the Fund and shall hold the Fund and each such director, officer, employee and agent harmless from and against any and all claims, demands, actions, losses, damages, liabilities, costs, charges, reasonable counsel fees and expenses of any nature the Fund or they incur ("Losses") to the extent such Losses rise out of (i) your dissemination of information regarding the Fund that is materially incorrect and that is not provided to you or approved by the Fund, or (ii) your willful misconduct or negligence in the performance of, or failure to perform your obligations under this Agreement except to the extent such Losses result from the Fund's breach of this Agreement or the Fund's willful misconduct or negligence.

     Fund shall indemnify, defend and protect you and each of your directors, officers, employees and agents and hold you and each such director, officer, employee and agent harmless from and against any and all Losses arising out of
(i) any inaccuracy or omission in any prospectus, registration statement, annual report or proxy statement, of the Fund or any accuracy or omission in any advertising or promotional material generated by the Fund or which is accurately based by you on information published or provided by the Fund, (ii) any breach by the Fund of any representation contained in this Agreement, and (iii) any action taken or omitted to be taken by you pursuant to this Agreement, except to the extent such Losses result from your breach of this Agreement, willful misconduct, or negligence.

     7. Status. It is agreed that the services that you are to perform hereunder are not the services of an underwriter or principal underwriter of the Fund, within the meaning of the Securities Act of 1933 or the Investment Company Act of 1940. This Agreement does not grant you any right to purchase Shares from the Fund (although it does not preclude you from purchasing any such Shares).

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

     8. Confidentiality of Information. You and the Fund acknowledge that the identities of the other party's customers or shareholders, information maintained by such other party regarding those customers or shareholders, and all computer programs and procedures developed by such other party or such other party's affiliates or agents in connection with such other party's performance of its duties hereunder constitute the valuable property of such other party. Each party agrees that should it come into possession of any list or compilation of the identities of or other information about the other party's customers or shareholders, or any other property of such party, pursuant to this Agreement, the party who acquired such information or property in confidence and refrain from using, disclosing, or distributing any of such information or other property except (i) with the other party's prior written consent, or (ii) as required by law or judicial process.

     9. Termination and Amendment. Either party hereto may terminate this Agreement, without cause, upon ten days' written notice to the other party. The Fund may terminate this Agreement for cause upon the violation by you of any of the provisions hereof, such termination to become effective on the date notice of such termination is mailed to you. The Fund reserves the right to cancel this Agreement at any time without notice if any Shares shall be offered for sale by you at less than the then current public offering price determined by or for the Fund except as may arise as the result of a surrender of part or all of the distribution fee.

     This Agreement will terminate immediately as to the payment of the fee described in Schedule A attached in the event that the Fund's Rule 12b-1 Plan is terminated. Fund agrees to give prompt notice of any such termination.

     This Agreement shall terminate immediately upon the appointment of a Trustee under the Securities Investor Protection Act or any other act of insolvency by you.

     The termination of this Agreement shall have no effect upon transactions entered into prior to the effective date of termination. A trade placed by you subsequent to your voluntary termination of the Agreement will not serve to reinstate the Agreement. Reinstatement will only be effective upon written notification by us.

     This Agreement may be amended by us at any time by written notice to you and your placing of an order after the effective date and after receipt of notice of any such Amendment shall constitute your acceptance thereof.

     10. No Assignment. This Agreement is not assignable or transferable, except that the Fund may assign or transfer this Agreement to any successor which becomes the general distributor of the Fund's Shares.

     11. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed under the laws of the State of New York.

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

     12. "As Of " Transactions. If for any reason, a Fund share purchase order or redemption order is not transmitted to the Fund's Transfer Agent on the business day on which such order is placed by the investor, and you request that such order be placed " as of" the date on which it was received by you, you will reimburse the Fund for any loss that it sustains if the value of the shares purchased or redeemed on the date of your request is more than ( for redemptions) or less than ( for purchases) the value thereof on the " as of" date.

     13. Notices. All notices required by this Agreement shall be in writing and delivered personally or sent by certified mail--return receipt requested. All notices and other communications concerning this Agreement will be deemed to have been received as of the earlier of actual physical receipt or three days after the date of receipt of the certified mail as evidenced by the return receipt. All such notices and other communications shall be made:

                   If to Fund, to:

                            The Kaufmann Fund, Inc.
                            140 E. 45th Street, 43rd Floor
                            New York, NY 10017

                            Attention: Ms. Olga Mendez

If to you, to the address given below in the signature block.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us both copies of the enclosed Agreement for counter-signature thereof, whereupon it will become a binding agreement between us in accordance with its terms. One executed copy will be returned to you for your files.

                                            THE KAUFMANN FUND, INC.

                                            BY:
                                               ------------------------------
                                                   Vice President

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

     We hereby confirm and accept the foregoing Agreement and acknowledge receipt of the prospectus referred to in Section 2 thereof, all as of the date set forth below.

                                            BY:
                                               ------------------------------
                                                (Authorized Signature/Title)


                                               ------------------------------
                                                          (Address)


                                               ------------------------------


                                               ------------------------------
                                                     (Telephone Number)


                                               DATED:
                                                     ------------------------

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

                                                                      Schedule A

                             THE KAUFMANN FUND, INC.
                              AGREEMENT PURSUANT TO
                              PLAN OF DISTRIBUTION

Distribution And                A distribution  and service fee calculated at an
Service Fee:                    annual  rate of  0.25%  of the  average  monthly
                                market value of Fund shares sold by      , shall
                                be paid to         . Such  fee  will be  payable
                                within thirty (30) days following the end of each calendar quarter during the duration of the Agreement.

Minimum Payments:               Quarterly  payments  of fees of less than $1,000
                                will be accrued and paid within thirty (30) days following the end of each calendar quarter in which such payments cumulatively equal or exceed $1,000.


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